Exhibit 1.1

5,406,633 Shares

INSPIRED ENTERTAINMENT, INC.

COMMON STOCK, PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

May 25, 2021

May 25, 2021

B. Riley Securities Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, New York 10019

Craig-Hallum Capital Group LLC

222 S 9th St, Suite 350

Minneapolis, MN, 55402

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92677

Union Gaming Securities, LLC

3930 Howard Hughes Pkwy, Suite 230

Las Vegas, NV, 89169

Ladies and Gentlemen:

A certain stockholder of the Company (as defined below) (the “Selling Stockholder”) named in Schedule I hereto proposes to sell to the underwriters named in Schedule II hereto (each an “Underwriter” and collectively, the “Underwriters”), for whom B. Riley Securities Inc. (“B. Riley Securities”) is acting as representative, an aggregate of 5,406,633 shares of common stock, par value $0.0001 per share (the “Firm Shares”), of Inspired Entertainment, Inc., a Delaware corporation (the “Company”), which is held by such Selling Stockholder in trust for the benefit of Landgame S.à r.l (“Landgame”).

In addition, the Selling Stockholder proposes to grant to the Underwriters the option to purchase up to an additional 810,995 shares of Common Stock (as defined below), representing fifteen percent (15%) of the Firm Shares to be purchased at the option of the Underwriters (the “Option Shares” and, together with the Firm Shares, the “Shares”). The shares of common stock, par value $0.0001 per share, of the Company are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (including an amendment thereto) on Form S-3 (File No. 333-256175), including a prospectus, relating to the Shares. The registration statement (including the amendment thereto), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus included in the Registration Statement, as amended and supplemented, in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents (including documents incorporated or deemed to be incorporated by reference therein) and pricing information set forth in Schedule III hereto, and “road show” means a “road show” as defined in Rule 433(h) under the Securities Act.

SECTION 1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5) or applicable Optional Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing in good standing (in all jurisdictions in which such concept is relevant) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (in all jurisdictions in which such concept is relevant) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company (other than Inspired Entertainment (Financing) PLC) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens and encumbrances as are described in the Time of Sale Prospectus.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The issued and outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholder) have been duly authorized and are validly issued, fully paid and non-assessable and are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances other than as described in the Time of Sale Prospectus.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clause (ii), as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (y) such as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which, individually or in the aggregate, would be reasonably likely to have a material adverse effect (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws (including common law), rules, requirements, decisions, judgments, decrees, orders and regulations relating to pollution, to the protection of human health and safety or the environment, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case of clauses (i), (ii) and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, indivudally or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, in each of the Company and its subsidiaries reasonable judgement individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except such as have been described in the Time of Sale Prospectus (which have in each case been validly waived or exercised in accordance with their terms).

(q) (i) None of the Company, its subsidiaries or affiliates, or, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws and (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(r) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s) (i) None of the Company, any of its subsidiaries, or to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and Venezuela).

(ii) For the past five years (or since incorporation for any entity which has been in existence for less than five years), the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Time of Sale Prospectus.

(u) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except (i) as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole or (ii) as described in the Time of Sale Prospectus.

(v) Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have a valid right to use, any and all patents, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and any other worldwide intellectual property or similar proprietary rights currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has infringed upon, misappropriated or is otherwise aware of any conflict with the asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(y) The Company and its subsidiaries possess all licenses, certificates, authorizations, permits and registrations issued by the appropriate foreign, federal, state or local regulatory authorities (including Gambling Commission, the Licensing Authority of Gibraltar, the Alderney Gambling Control Commission and the State of New Jersey - Division of Gaming Enforcement and any other relevant foreign, federal, state or local regulatory authorities, agencies thereof, entities that are authorized by such regulatory authorities for certification) that are required under any foreign, federal, state or local laws (including the Gambling Act 2005 of Great Britain, Italian United Text of Public Security Law provided by the Royal Decree 18 June 1931, No. 773, the New Jersey Casino Control Act and the Nevada Gaming Control Act, and the rules and regulations thereunder, and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the “Gaming Laws”)), or that are otherwise necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization, permit or registration which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, in each case, other than, or in connection with, the material weakness identified by the Company solely as a result of the Commission’s statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” released on April 12, 2021, which such material weakness was, in the Company’s opinion, remediated with the Company filing amendments to its Annual Report on Forms 10-K/A for the years ended December 31, 2019 and December 31, 2020 filed with the Commission on May 10, 2021.

(aa) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(bb) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which would reasonably be expected to have had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(cc) The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

SECTION 2. Representations and Warranties of Landgame. Landgame represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of each of Landgame and the Selling Stockholder.

(b) The execution and delivery by each of Landgame and the Selling Stockholder of, and the performance by each of Landgame and the Selling Stockholder of its respective obligations under, this Agreement will not contravene (i) any provision of applicable law, the articles of incorporation, by-laws, trust agreement or other applicable organizational documents of Landgame and the Selling Stockholder, or (ii) any agreement or other instrument binding upon Landgame or the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Landgame or the Selling Stockholder, except, in the case of clause (ii), as would not reasonably be expected to have a material adverse effect on Landgame or the Selling Stockholder, or on the power or ability of Landgame or the Selling Stockholder to perform its respective obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Landgame or the Selling Stockholder of its respective obligations under this Agreement, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (y) such as would not reasonably be expected to have a material adverse effect on Landgame or the Selling Stockholder, or on the power or ability of Landgame or the Selling Stockholder to perform its respective obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(c) The Selling Stockholder has, and on the Closing Date (as defined in Section 5) or applicable Optional Closing Date (as defined in Section 3), as the case may be, will have, with respect to the Shares to be sold by the Selling Stockholder, valid title to the Shares that it holds directly, and a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of the Shares that it holds indirectly, and with respect to the Shares that the Selling Stockholder holds directly, the Selling Stockholder’s title is free and clear of all security interests, claims, liens, equities or other encumbrances, and the Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, registration of such Shares in the name of Cede & Co. (“Cede”) or such other nominee and the crediting of such Shares on the books of The Depository Trust Company (“DTC”) to securities accounts of the Underwriters (assuming that none of such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, Landgame may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) Neither Landgame nor the Selling Stockholder is prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5) or applicable Optional Closing Date (as defined in Section 3), as the case may be, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(g) are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to Landgame and the Selling Stockholder furnished to the Company in writing by Landgame or the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that such information furnished by Landgame or the Selling Stockholder is limited to the legal name of Landgame and the Selling Stockholder, the number of Shares beneficially owned, and offered, by the Selling Stockholder, and the address and other information with respect to Landgame and the Selling Stockholder that appear in the applicable footnotes under the caption “Selling Stockholders” in the Registration Statement, any Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendment or supplement thereto (collectively, the “Selling Stockholder Information”).

(g) Neither Landgame nor the Selling Stockholder is the subject of any Sanctions, nor is Landgame or the Selling Stockholder located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and Venezuela).

(h) Neither Landgame nor the Selling Stockholder will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) or (ii) in any other manner that will result in a violation of any applicable anti-corruption laws.

(i) The Selling Stockholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(j) Landgame has the power to submit, and pursuant to Section 19(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19(a)), and has the power to designate, appoint and empower, and pursuant to Section 19(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

SECTION 3. Agreements to Sell and Purchase. The Selling Stockholder hereby agrees to sell to the Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholder at $8.7875 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

In addition, the Selling Stockholder hereby grants to the Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase from the Selling Stockholder, all or a portion of the Option Shares at the same purchase price per share to be paid by the Underwriters to the Selling Stockholder for the Firm Shares as set forth opposite the names of such Underwriters on Schedule II hereto. This option may be exercised by the Underwriters any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company and the Selling Stockholder, which notice may be electronic (“Option Shares Notice”). The Option Shares Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined in Section 5) nor earlier than the second (2nd) business day after the date on which the option for Option Shares shall have been exercised nor later than the tenth (10th) business day after the date on which the option shall have been exercised. As of the Option Closing Date, the Selling Stockholder will sell to the Underwriters, and the Underwriters will purchase, the number of Option Shares set forth in the Option Shares Notice.

Each of the Company and the Selling Stockholder hereby agrees that, without the prior written consent of B. Riley Securities Inc. on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions by the Selling Stockholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by the Selling Stockholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (e) distributions by the Selling Stockholder of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the Selling Stockholder, (f) the offer or issuance by the Company of shares of Common Stock or any other securities convertible into or exercisable or exchangeable for Common Stock in connection with the acquisition of another business, the merger of the Company with or into another company or a similar transaction, provided that, the aggregate number of shares of Common Stock offered or issued pursuant to this clause (f) shall not exceed 7.5% of the total number of outstanding shares of Common Stock issued and outstanding as of the date of this Agreement, or (g) grants or issuances of securities pursuant to awards under the Company’s 2016 Long-Term Incentive Plan, Second Long-Term Incentive Plan, Employee Stock Purchase Plan, 2018 Omnibus Incentive Plan or any other incentive compensation plan of the Company in effect as of the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that in the case of any transfer or distribution pursuant to clause (d), (e) or (f), (i) each donee, distributee, purchaser or recipient shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were the Selling Stockholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period, (h) the establishment of a trading plan pursuant to Rule 10b5-l under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Stockholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (i) the negotiation and/or execution of any definitive agreement by the Company in connection with the acquisition of another business, the merger of the Company with or into another company or a similar transaction pursuant to which the Company is, or may be, required to issue any shares of its Common Stock, provided that (i) the consummation of such acquisition, merger or similar transaction is subject to a condition that such acquisition, merger or similar transaction shall be put to a vote of the holders of the Company’s capital stock entitled to vote generally in the election of the Company’s directors and shall be approved by a majority of the votes cast by such holders and (ii) such agreement does not provide for the issuance, transfer or disposition, directly or indirectly, of any shares of Common Stock during the Restricted Period. In addition, the Selling Stockholder, agrees that, without the prior written consent of B. Riley Securities on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The Selling Stockholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Stockholder except in compliance with the foregoing restrictions.

SECTION 4. Terms of Public Offering. The Company and the Selling Stockholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholder are further advised by you that the Shares are to be offered to the public initially at $9.25 per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.2775 per share under the Public Offering Price.

SECTION 5. Payment and Delivery. Payment for the Firm Shares to be sold by the Selling Stockholder shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the Underwriters at 10:00 a.m., New York City time, on June 1, 2021, or at such other time on the same or such other date, not later than June 1, 2021, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

If the option for Option Shares is exercised, payment of the purchase price for the Option Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Firm Shares shall be made to or as instructed by B. Riley Securities at the Closing Date in such names and in such denominations as the B. Riley Securities shall specify.

The Firm Shares and Optional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Optional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

SECTION 6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Stockholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or applicable Optional Closing Date, as the case may be, are subject to the condition that the Registration Statement shall continue to be effective on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) The Underwriters shall have received from Landgame on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Landgame to the effect that the representations and warranties of Landgame contained in this Agreement are true and correct as of the Closing Date and that Landgame and the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Sidley Austin LLP (“Sidley”), outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP (“Willkie”), U.S. counsel for Landgame, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date (i) an opinion of Elvinger Hoss Prussen, a société anonyme (“Elvinger”), local counsel for Landgame, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(g) The Underwriters shall have received on the Closing Date (i) an opinion of Levine, Staller, Sklar, Chan & Brown, P.A. (“Levine Staller”), counsel for the Selling Stockholder, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(h) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Baker & McKenzie LLP (“Baker & McKenzie”), counsel for the Underwriters, dated the Closing Date, in connection with the offering and sale of the Shares, in form and substance satisfactory to the Underwriters.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Marcum LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the stockholders, officers and directors of the Company named in Schedule IV hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the NASDAQ Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NASDAQ Capital Market, nor has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the NASDAQ Capital Market.

(l) The Financial Industry Regulatory Authority, Inc. (“FINRA”) shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(m) The Underwriters shall have received such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares and other matters related to the issuance of the Shares. The several obligations of the Underwriters to purchase any Optional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) a certificate, dated the Option Closing Date and signed by an executive officer of Landgame, confirming that the certificate delivered on the Closing Date pursuant to Section 6(c) hereof remains true and correct as of such Option Closing Date;

(iii) an opinion and negative assurance letter of Sidley, outside counsel for the Company, dated the Option Closing Date, relating to the Optional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an opinion of Willkie, U.S. counsel for Landgame, dated the Option Closing Date, relating to the Optional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v) an opinion of Elvinger, local counsel for the Selling Stockholder, dated the Option Closing Date, relating to the Optional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi) an opinion of Levine Staller, counsel for the Selling Stockholder, dated the Option Closing Date, relating to the Optional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(vii) an opinion and negative assurance letter of Baker & McKenzie, counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof;

(viii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Marcum LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(i) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(ix) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of any Optional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Optional Shares.

SECTION 7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, an electronic copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you electronically in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many digital portable document format (“PDF”) copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request in digital PDF .

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Not to prepare, use or refer to any free writing prospectus.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

SECTION 8. Covenants of Landgame. Landgame covenants with each Underwriter as follows:

(a) Landgame will cause the Selling Stockholder to deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) All sums payable by Landgame under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case Landgame shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made. For the avoidance of doubt, no additional amounts shall be payable by the Company or Landgame in respect of taxes or duties imposed on a net income basis due to some connection of an Underwriter with the jurisdiction imposing the tax other than the mere entering into of this Agreement or receipt of payments hereunder.

(c) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where Landgame is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, Landgame shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax. For the avoidance of doubt, no additional amounts shall be payable by the Company or Landgame in respect of taxes or duties imposed on a net income basis due to some connection of an Underwriter with the jurisdiction imposing the tax other than the mere entering into of this Agreement or receipt of payments hereunder.

SECTION 9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, Landgame agrees to pay or cause to be paid, (A) all expenses incident to the performance of their respective obligations under this Agreement and (B) all expenses incident to the performance of the Company’s obligations under this Agreement, in each case, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for Landgame and the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement (but for the avoidance of doubt, not the fee previously incurred in connection with the filing of the Registration Statement), any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and amendments and supplements to any of the foregoing, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the NASDAQ Capital Market, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, with the prior approval of the Company, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided that the Company shall be obligated to make all such payments pursuant to clause (B) above, and Landgame shall have no such payment obligation, if the Public Offering is not completed and it is manifest that the proximate cause thereof is a failure by the Company to (x) use its commercially reasonable efforts to cause the satisfaction of the conditions precedent to the completion of the Public Offering that are set forth in Section 6 or (y) reasonably assist in completing (1) the Commission filings required to be made by the Company and (2) the other Public Offering documents to which the Company is a party. For the avoidance of doubt, neither Landgame nor the Selling Stockholder shall have no obligation hereunder (x) in respect of any losses, claims, damages or liabilities subject to indemnification or contribution by the Company pursuant to Section 11 herein or (y) for any amounts the Company is obligated to pay pursuant to Section 13 herein as a non-performing party. It is understood, however, that except for the fees and expenses of Baker & McKenzie (which amounts shall be paid by Landgame) and as otherwise provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and Landgame may otherwise have for the allocation of such expenses among themselves.

SECTION 10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

SECTION 11. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and Landgame and the Selling Stockholder from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through you expressly for use therein or relating to Landgame or the Selling Stockholder furnished to the Company in writing by or on behalf of Landgame or the Selling Stockholder expressly for use therein.

(b) Landgame agrees to indemnify and hold harmless the Company and each Underwriter, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company or any Underwriter within the meaning of Rule 405 under the Securities Act to the same extent as the indemnity set forth in clause (a) above; provided that Landgame shall only be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with the Selling Stockholder Information. Notwithstanding the foregoing provisions, the liability of Landgame pursuant to this clause (b) shall be limited in the aggregate to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Stockholder under this Agreement (the “Selling Stockholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Landgame, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, Landgame or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, such information being set out in Section 22.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for Landgame and the Selling Stockholder and all persons, if any, who control Landgame or the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by B. Riley Securities. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for Landgame and the Selling Stockholder and such control persons of Landgame or the Selling Stockholder, such firm shall be designated in writing by Landgame or the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, Landgame and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholder and/or the Company, as the case may be, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, Landgame and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Landgame and the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of Landgame and the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to Selling Stockholder Proceeds.

(f) The Company, Landgame and the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and Landgame contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter and Landgame or any person controlling Landgame or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

SECTION 12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, Landgame and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Capital Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

SECTION 13. Effectiveness; Defaulting Underwriters.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, Landgame or the Selling Stockholder. In any such case either you or the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Optional Shares and the aggregate number of Optional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Optional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Optional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Optional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any of the Company, Landgame or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company, Landgame or the Selling Stockholder shall be unable to perform its obligations under this Agreement, non-performing party will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided that none of the Company, Landgame or the Selling Stockholder shall in any event be required to reimburse any out-of-pocket expenses of any defaulting Underwriter.

SECTION 14. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, Landgame and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

SECTION 15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ENSIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), Landgame, the Selling Stockholder and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its choice of law provisions.

SECTION 18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

SECTION 19. Submission to Jurisdiction; Appointment of Agents for Service.

(a) Each of Landgame and the Selling Stockholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of Landgame and the Selling Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that Landgame or the Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, Landgame or the Selling Stockholder, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Landgame hereby irrevocably appoints Corporation Service Company, with offices at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. Landgame waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Landgame represents and warrants that such agent has agreed to act as its agent for service of process, and Landgame agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

SECTION 20. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company, Landgame or the Selling Stockholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company, Landgame and the Selling Stockholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, Landgame or the Selling Stockholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

SECTION 21. Taxes. If any sum payable by Landgame or the Selling Stockholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

SECTION 22. Information Furnished by the Underwriters. The Company acknowledges that the following statements set forth in the Time of Sale Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through B. Riley Securities specifically for inclusion in the Time of Sale Prospectus and the Prospectus: (i) the names of the respective Underwriters on the front and back cover of the Time of Sale Prospectus and the Prospectus, (ii) the first sentence of the fourth paragraph under the heading “Underwriters” in the Time of Sale Prospectus and the Prospectus, (iii) the information in the sole paragraph under the heading “Underwriters—Stabilization” in the Time of Sale Prospectus and the Prospectus, and (iv) the information in both paragraphs under the heading “Underwriters—Other Relationships” in the Time of Sale Prospectus and the Prospectus.

SECTION 23. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at B. Riley Securities Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: Daniel Palmadesso; if to the Company shall be delivered, mailed or sent to Inspired Entertainment, Inc., Suite 415 250 West 57th Street, 22nd Floor, New York, New York 10107, Attention: Mr. A. Lorne Weil, with a copy to (which shall not constitute notice) Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Johnny Skumpija; if to Landgame shall be delivered, mailed or sent to Landgame S.à r.l., c/o Vitruvian Partners LLP, 105 Wigmore Street London W1U 1QY, Attention: Christopher Bulger, with a copy to (which shall not constitute notice) Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 Attention: Manuel A. Miranda; and if to the Selling Stockholder, shall be delivered, mailed or sent to the address of the Selling Stockholder as set forth on Schedule V hereto.

[Signature Page Follows]

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Very truly yours,

INSPIRED ENTERTAINMENT, INC.

By:	/s/ Carys Damon
Name:	Carys Damon
Title:	General Counsel

[Signature Page to Underwriting Agreement]

The Selling Stockholder named in Schedule I hereto

LANDGAME TRUST

By:	/s/ Evan Davis
Name:	Evan Davis
Title:	Trustee

LANDGAME S.À R.L.

By:	/s/ Gael Sausy
Name:	Gael Sausy
Title:	B Manager and Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

B. RILEY SECURITIES INC.

By:	/s/ Jon Merriman
Name:	Jon Merriman
Title:	Chief Business Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

MACQUARIE CAPITAL (USA) INC.

By:	/s/ David Berman
Name:	David Berman
Title:	Senior Managing Director, Global Head of Consumer, Gaming & Leisure

By:	/s/ Sam Kim
Name:	Sam Kim
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel
Name:	Rick Hartfiel
Title:	Head of Investment Banking

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

UNION GAMING SECURITIES, LLC

By:	/s/ Michael Glynn
Name:	Michael Glynn
Title:	COO

[Signature Page to Underwriting Agreement]

Schedule I

Selling Stockholder	Number of Firm Shares To Be Sold	Number of Optional Shares To Be Sold, if Any
Landgame Trust (Evan Davis, Trustee)	5,406,633	810,995

Total:	5,406,633	810,995

Schedule II

Underwriter	Number of Firm Shares To Be Purchased	Number of Optional Shares To Be Purchased, if Any
B. Riley Securities Inc.	3,514,312	527,147
Macquarie Capital (USA) Inc	756,929	113,539
Craig-Hallum Capital Group LLC	378,464	56,769
Roth Capital Partners, LLC	378,464	56,769
Union Gaming Securities, LLC	378,464	56,769

Total:	5,406,633	810,995

Schedule III

Time of Sale Prospectus

1.	Prospectus dated May 24, 2021

2.	Preliminary Prospectus Supplement dated May 25, 2021

3.	Orally communicated pricing information;

	a.	The public offering price per share is $9.25.

	b.	The number of shares purchased by the Underwriters from the Selling Stockholder is 5,406,633.

	c.	The Underwriters have the option to purchase an additional 810,995 shares from the Selling Stockholder.

Schedule IV

List of Directors, Officers and Others Signing Lock-up Agreement

Officers

A. Lorne Weil

Stewart F. B. Baker

Brooks H. Pierce

Daniel B. Silvers

Carys Damon

Directors

Michael R. Chambrello

Ira H. Raphaelson

Desirée G. Rogers

Steven M. Saferin

Katja Tautscher

John M. Vandemore

Schedule V

Selling Stockholder Notice Information

Selling Stockholder	Address

Landgame Trust (Evan Davis, Trustee)

c/o Evan Davis, Trustee

15 East Levering Mill Road

Bala Cynwyd, Pennsylvania 19004

with a copy to (which shall not constitute notice)

Landgame S.à r.l.

c/o Vitruvian Partners LLP

105 Wigmore Street London W1U 1QY

Attn: Christopher Bulger

and

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn: Manuel A. Miranda

EXHIBIT A

May 25, 2021

B. Riley Securities, Inc.

299 Park Avenue, 21St Floor

New York, New York 10171

Ladies and Gentlemen:

The undersigned understands that B. Riley Securities, Inc. (“B. Riley Securities”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Inspired Entertainment, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters, including B. Riley Securities (the “Underwriters”), of shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of B. Riley Securities on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-l under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of B. Riley Securities on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

[Signature Page Follows]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)